As filed with the Securities and Exchange Commission on July 11, 2005

Registration No. 333-119694

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2911	25-0996816
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5555 San Felipe Road Houston, Texas 77056-2723 (713) 629-6600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William F. Schwind, Jr., Esq.

Vice President, General Counsel and Secretary

5555 San Felipe Road

Houston, Texas 77056-2723

(713) 629-6600

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Ted W. Paris, Esq. Baker Botts L.L.P. 910 Louisiana One Shell Plaza Houston, Texas 77002 (713) 229-1234	David L. Hausrath, Esq. Ashland Inc. 50 E. RiverCenter Boulevard P.O. Box 391 Covington, Kentucky 41012 (859) 815-3333	Susan Webster, Esq. James C. Woolery, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions under the Master Agreement included as Annex A to the enclosed proxy statement/prospectus (the “Master Agreement”) have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-119694

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Marathon Oil Corporation hereby amends its registration statement on Form S-4 (No. 333-119694) (the “Registration Statement”), declared effective on May 20, 2005, by filing this Post-Effective Amendment No. 4 (this “Amendment”). This Amendment is being filed solely to file Exhibits 99.6, 99.7, 99.8, 99.9, 99.11 and 99.12 to the Registration Statement, which Exhibits are the bring-down opinions of American Appraisal Associates, Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. delivered by such firms at the closing of the transactions described in the Registration Statement and the consents of such firms.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certification of Incorporation and Bylaws

Article Eleventh of the Company’s restated certificate of incorporation states:

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition, Article V of the Company’s by-laws provides that the Company shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expenses, liability and loss reasonably incurred or suffered by such person.

Indemnification Agreements and Insurance

The Company maintains directors’ and officers’ liability insurance for its directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company also maintains insurance policies under which the Company’s directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 21. Exhibits and Financial Statement Schedules.

(a) List of Exhibits

Exhibit No.	Description of Exhibit

++**2.1	Master Agreement among Ashland Inc., ATB Holdings Inc., EXM LLC, New EXM Inc., Marathon Oil Corporation, Marathon Oil Company, Marathon Domestic LLC and Marathon Ashland Petroleum LLC, dated as of March 18, 2004 and Amendment No. 1 dated as of April 27, 2005 (included as Annex A to the proxy statement/prospectus contained in this Registration Statement).

++**2.2	Amended and Restated Tax Matters Agreement among Ashland Inc., ATB Holdings Inc., EXM LLC, New EXM Inc., Marathon Oil Company, Marathon Oil Corporation, Marathon Domestic LLC and Marathon Ashland Petroleum LLC, dated as of April 27, 2005 (included as Annex B to the proxy statement/prospectus contained in this Registration Statement).

++**2.3	Assignment and Assumption Agreement (Maleic Business) between Ashland Inc. and ATB Holdings Inc., dated as of March 18, 2004 (included as Annex C to the proxy statement/prospectus contained in this Registration Statement).

++**2.4	Assignment and Assumption Agreement (VIOC Centers) between Ashland Inc. and ATB Holdings Inc., dated as of March 18, 2004 (included as Annex D to the proxy statement/prospectus contained in this Registration Statement).

++*2.5	Amended and Restated Limited Liability Company Agreement of Marathon Ashland Petroleum LLC, dated as of December 31, 1998 (incorporated by reference to Exhibit 10(n) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2003).

++**2.6	Amendment No. 2, dated as of March 18, 2004, and Amendment No. 3 dated as of April 27, 2005, to the Amended and Restated Limited Liability Company Agreement of Marathon Ashland Petroleum LLC (included as Annex E to the proxy statement/prospectus contained in this Registration Statement).

++*2.7	Put/Call, Registration Rights and Standstill Agreement among Marathon Oil Company, USX Corporation, Ashland Inc. and Marathon Ashland Petroleum LLC, dated as of January 1, 1998 (incorporated by reference to Exhibit 10(o) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2003).

++*2.8	Amendment No. 1, dated as of December 31, 1998, to the Put/Call, Registration Rights and Standstill Agreement of Marathon Ashland Petroleum LLC (incorporated by reference to Exhibit 10(p) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2003).

++*2.9	Amendment No. 2, dated as of March 17, 2004, to the Put/Call, Registration Rights and Standstill Agreement of Marathon Ashland Petroleum LLC (incorporated by reference to Exhibit 10.2 to Marathon Oil Corporation’s Form 10-Q for the quarter ended March 31, 2004).

++**2.10	Asset Transfer and Contribution Agreement among Marathon Oil Company, Ashland Inc. and Marathon Ashland Petroleum LLC, dated as of December 12, 1997.

Exhibit No.	Description of Exhibit

++**2.11	Amendment No. 1, dated as of December 31, 1998, to the Asset Transfer and Contribution Agreement among Marathon Oil Company, Ashland Inc. and Marathon Ashland Petroleum LLC.

*3.1	Restated Certificate of Incorporation of Marathon Oil Corporation (incorporated by reference to Exhibit 3(a) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2001).

*3.2	By-laws of Marathon Oil Corporation (incorporated by reference to Exhibit 3(b) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2002).

*4.1	Specimen of Marathon Oil Corporation Common Stock certificate (incorporated by reference to Exhibit 4.3 to Marathon Oil Corporation’s (formerly USX Corporation’s) Registration Statement on Form S-3 (Reg. No. 333-88797)).

*4.2	Senior Indenture between Marathon Oil Corporation and JPMorgan Chase Bank, as Trustee, dated as of February 26, 2002 (incorporated by reference to Exhibit 4.1 to Marathon Oil Corporation’s Form 8-K dated February 27, 2002 (filed March 4, 2002)).

*4.3	Senior Indenture among Marathon Global Funding Corporation, Issuer, Marathon Oil Corporation, Guarantor, and JPMorgan Chase Bank, Trustee, dated as of June 14, 2002 (incorporated by reference to Exhibit 4.1 to Marathon Oil Corporation’s Form 8-K dated June 18, 2002 (filed June 21, 2002)).

*4.4	Senior Supplemental Indenture No. 1 among Marathon Global Funding Corporation, Issuer, Marathon Oil Corporation, Guarantor, and JPMorgan Chase Bank, Trustee, dated as of September 5, 2003, to the Indenture dated as of June 14, 2002 (incorporated by reference to Exhibit 4.1 to Marathon Oil Corporation’s Form 10-Q for the quarter ended September 30, 2003).

**5.1	Opinion of Baker Botts L.L.P regarding legality of securities being issued.

**8.1	Opinion of Cravath, Swaine & Moore LLP regarding tax matters.

**23.1	Consent of PricewaterhouseCoopers LLP.

**23.2	Consent of Ernst & Young LLP.

**23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

**23.4	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1).

**24.1	Powers of attorney.

**99.1	Opinion of Credit Suisse First Boston LLC (included as Annex I to the proxy statement/prospectus contained in this Registration Statement).

**99.2	Consent of Credit Suisse First Boston LLC.

**99.3	Opinion of American Appraisal Associates, Inc. (included as Annex J to the proxy statement/prospectus contained in this Registration Statement).

**99.4	Opinion of American Appraisal Associates, Inc. (included as Annex K to the proxy statement/prospectus contained in this Registration Statement).

**99.5	Opinion of American Appraisal Associates, Inc. (included as Annex L to the proxy statement/prospectus contained in this Registration Statement).

99.6	Consent of American Appraisal Associates, Inc.

99.7	Bring-down Opinion of American Appraisal Associates, Inc.

99.8	Bring-down Opinion of American Appraisal Associates, Inc.

Exhibit No.	Description of Exhibit

99.9	Bring-down Opinion of American Appraisal Associates, Inc.

**99.10	Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (included as Annex M to the proxy statement/prospectus contained in this Registration Statement).

99.11	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

99.12	Bring-down Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

**99.13	Consent of Steptoe & Johnson LLP.

**99.14	Amendment No. 1, dated March 18, 2004, to the Rights Agreement between Ashland Inc. and National City Bank, dated May 16, 1996.

**99.15	Amendment No. 2, dated as of April 27, 2005, to the Rights Agreement dated as of May 16, 1996 between Ashland Inc. and National City Bank, as Rights Agent.

*	Incorporated by reference to the filing indicated.
**	Previously filed.
++ The	registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

(b) Not applicable.

(c) See Exhibits 99.1, 99.3, 99.4, 99.5, 99.7, 99.8, 99.9, 99.10 and 99.12.

Marathon agrees to furnish to the Commission, upon request, a copy of each agreement with respect to long-term debt of Marathon for which the amount authorized thereunder does not exceed 10% of the total assets of Marathon on a consolidated basis.

Item 22. Undertakings.

(a)     Reg. S-K, Item 512(a) Undertaking: The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)1(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     Reg. S-K, Item 512(b) Undertaking: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Reg. S-K, Item 512(g) Undertaking:

(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)     Reg. S-K, Item 512(h) Undertaking: Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)     Form S-4, Item 22(b) Undertaking: The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)     Form S-4, Item 22(c) Undertaking: The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transactions to which the Master Agreement relates, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Marathon Oil Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 11, 2005.

MARATHON OIL CORPORATION

By:	/s/ Janet F. Clark

Janet F. Clark
Senior Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 11, 2005.

Signature	Title

*	Chairman of the Board and Director

Thomas J. Usher

*	President & Chief Executive Officer and Director

Clarence P. Cazalot, Jr.

/s/ Janet F. Clark	Senior Vice President and Chief Financial Officer

Janet F. Clark

*	Vice President, Accounting and Controller

Albert G. Adkins

*	Director

Charles F. Bolden, Jr.

*	Director

David A. Daberko

*	Director

William L. Davis

*	Director

Shirley Ann Jackson

*	Director

Philip Lader

*	Director

Charles R. Lee

*	Director

Dennis H. Reilley

*	Director

Seth E. Schofield

*	Director

Douglas C. Yearley

*By:	/s/ Janet F. Clark
Janet F. Clark, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

++**2.1	Master Agreement among Ashland Inc., ATB Holdings Inc., EXM LLC, New EXM Inc., Marathon Oil Corporation, Marathon Oil Company, Marathon Domestic LLC and Marathon Ashland Petroleum LLC, dated as of March 18, 2004 and Amendment No. 1 dated as of April 27, 2005 (included as Annex A to the proxy statement/prospectus contained in this Registration Statement).

++**2.2	Amended and Restated Tax Matters Agreement among Ashland Inc., ATB Holdings Inc., EXM LLC, New EXM Inc., Marathon Oil Company, Marathon Oil Corporation, Marathon Domestic LLC and Marathon Ashland Petroleum LLC, dated as of April 27, 2005 (included as Annex B to the proxy statement/prospectus contained in this Registration Statement).

++**2.3	Assignment and Assumption Agreement (Maleic Business) between Ashland Inc. and ATB Holdings Inc., dated as of March 18, 2004 (included as Annex C to the proxy statement/prospectus contained in this Registration Statement).

++**2.4	Assignment and Assumption Agreement (VIOC Centers) between Ashland Inc. and ATB Holdings Inc., dated as of March 18, 2004 (included as Annex D to the proxy statement/prospectus contained in this Registration Statement).

++*2.5	Amended and Restated Limited Liability Company Agreement of Marathon Ashland Petroleum LLC, dated as of December 31, 1998 (incorporated by reference to Exhibit 10(n) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2003).

++**2.6	Amendment No. 2, dated as of March 18, 2004, and Amendment No. 3 dated as of April 27, 2005, to the Amended and Restated Limited Liability Company Agreement of Marathon Ashland Petroleum LLC (included as Annex E to the proxy statement/prospectus contained in this Registration Statement).

++*2.7	Put/Call, Registration Rights and Standstill Agreement among Marathon Oil Company, USX Corporation, Ashland Inc. and Marathon Ashland Petroleum LLC, dated as of January 1, 1998 (incorporated by reference to Exhibit 10(o) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2003).

++*2.8	Amendment No. 1, dated as of December 31, 1998, to the Put/Call, Registration Rights and Standstill Agreement of Marathon Ashland Petroleum LLC (incorporated by reference to Exhibit 10(p) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2003).

++*2.9	Amendment No. 2, dated as of March 17, 2004, to the Put/Call, Registration Rights and Standstill Agreement of Marathon Ashland Petroleum LLC (incorporated by reference to Exhibit 10.2 to Marathon Oil Corporation’s Form 10-Q for the quarter ended March 31, 2004).

++**2.10	Asset Transfer and Contribution Agreement among Marathon Oil Company, Ashland Inc. and Marathon Ashland Petroleum LLC, dated as of December 12, 1997.

++**2.11	Amendment No. 1, dated as of December 31, 1998, to the Asset Transfer and Contribution Agreement among Marathon Oil Company, Ashland Inc. and Marathon Ashland Petroleum LLC.

*3.1	Restated Certificate of Incorporation of Marathon Oil Corporation (incorporated by reference to Exhibit 3(a) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2001).

*3.2	By-laws of Marathon Oil Corporation (incorporated by reference to Exhibit 3(b) to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2002).

*4.1	Specimen of Marathon Oil Corporation Common Stock certificate (incorporated by reference to Exhibit 4.3 to Marathon Oil Corporation’s (formerly USX Corporation’s) Registration Statement on Form S-3 (Reg. No. 333-88797)).

Exhibit Number	Description of Document

*4.2	Senior Indenture between Marathon Oil Corporation and JPMorgan Chase Bank, as Trustee, dated as of February 26, 2002 (incorporated by reference to Exhibit 4.1 to Marathon Oil Corporation’s Form 8-K dated February 27, 2002 (filed March 4, 2002)).

*4.3	Senior Indenture among Marathon Global Funding Corporation, Issuer, Marathon Oil Corporation, Guarantor, and JPMorgan Chase Bank, Trustee, dated as of June 14, 2002 (incorporated by reference to Exhibit 4.1 to Marathon Oil Corporation’s Form 8-K dated June 18, 2002 (filed June 21, 2002)).

*4.4	Senior Supplemental Indenture No. 1 among Marathon Global Funding Corporation, Issuer, Marathon Oil Corporation, Guarantor, and JPMorgan Chase Bank, Trustee, dated as of September 5, 2003, to the Indenture dated as of June 14, 2002 (incorporated by reference to Exhibit 4.1 to Marathon Oil Corporation’s Form 10-Q for the quarter ended September 30, 2003).

**5.1	Opinion of Baker Botts L.L.P regarding legality of securities being issued.

**8.1	Opinion of Cravath, Swaine & Moore LLP regarding tax matters.

**23.1	Consent of PricewaterhouseCoopers LLP.

**23.2	Consent of Ernst & Young LLP.

**23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

**23.4	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1).

**24.1	Powers of attorney.

**99.1	Opinion of Credit Suisse First Boston LLC (included as Annex I to the proxy statement/prospectus contained in this Registration Statement).

**99.2	Consent of Credit Suisse First Boston LLC.

**99.3	Opinion of American Appraisal Associates, Inc. (included as Annex J to the proxy statement/prospectus contained in this Registration Statement).

**99.4	Opinion of American Appraisal Associates, Inc. (included as Annex K to the proxy statement/prospectus contained in this Registration Statement).

**99.5	Opinion of American Appraisal Associates, Inc. (included as Annex L to the proxy statement/prospectus contained in this Registration Statement).

99.6	Consent of American Appraisal Associates, Inc.

99.7	Bring-down Opinion of American Appraisal Associates, Inc.

99.8	Bring-down Opinion of American Appraisal Associates, Inc.

99.9	Bring-down Opinion of American Appraisal Associates, Inc.

**99.10	Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (included as Annex M to the proxy statement/prospectus contained in this Registration Statement).

99.11	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

99.12	Bring-down Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

**99.13	Consent of Steptoe & Johnson LLP.

Exhibit Number	Description of Document

**99.14	Amendment No. 1, dated March 18, 2004, to the Rights Agreement between Ashland Inc. and National City Bank, dated May 16, 1996.

**99.15	Amendment No. 2, dated as of April 27, 2005, to the Rights Agreement dated as of May 16, 1996 between Ashland Inc. and National City Bank, as Rights Agent.

*	Incorporated by reference to the filing indicated.
**	Previously filed.
++	The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.